                                        Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements:

(1)Form S-3 (No. 333-261815) pertaining to the Akumin Inc. registration of shares of common stock

(2)Form S-8 (No. 333-261695) pertaining to the Akumin Inc. Amended and Restated Stock Option Plan and the Akumin Inc. Amended and Restated Restricted Share Unit Plan

of our report dated March 16, 2023, with respect to the consolidated financial statements of Akumin Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Orlando, Florida
March 16, 2023